Term Sheet
RALI Series 2005-QS6 Trust
$265,144,243
Mortgage Asset-Backed Pass-Through Certificates, Series 2005-QS6
Residential Accredit Loans, Inc. Depositor Residential Funding Corporation. Master Servicer

May 20, 2005

___________________________________________________________________________________________________________________________________________________________________________________________________

The information herein has been provided by Citigroup Global Markets Inc. (“CGMI”) based upon, in part, data with respect to the mortgage loans provided by Residential Funding Corporation (the “Issuer”) and its affiliates. None of the Issuer, the Depositor or any of its affiliates have independently verified their accuracy or completeness of the information herein that is derived from that data. The information contained herein is preliminary and is subject to completion or change. The information contained herein supersedes information contained in any prior information regarding the securities described herein. All assumptions and information in this report reflect CGMI’s judgment as of this date and are subject to change. All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, CGMI does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis. The decision to adopt any strategy remains your responsibility. CGMI (or any of its affiliates) or their officers, directors, analysts or employees may have positions in securities, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such securities, commodities or derivative instruments. In addition, CGMI may make a market in the securities referred to herein. Neither the information nor the assumptions reflected herein should be construed to be, or constitute, an offer to sell or buy or a solicitation of an offer to sell or buy any securities, commodities or derivative instruments mentioned herein in any state where such offer, solicitation or sale would be unlawful prior to registration or qualification. CGMI has not addressed the legal, accounting and tax implications of the analysis with respect to you, and CGMI strongly urges you to seek advice from your counsel, accountant and tax advisor. Prospective investors in the securities should read the relevant documents filed, or to be filed, with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission’s website. This information does not contain all information that is required to be included in the base prospectus and the prospectus supplement. A final prospectus and prospectus supplement may be obtained by contacting CGMI’s Mortgage Trading Desk at (212) 723-6217.

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Structure
Class	Size ($)	Pass-Through Rate (%)	Class Type	Rating (Fitch/Moody’s)
A-1*	148,000,000.00	5.00	Senior/Fixed Rate	[AAA/Aaa]
A-2*	19,304,347.83	5.75	Senior/Interest Only/Fixed Rate	[AAA/Aaa]
A-3	45,616,666.67	3.60**	Senior/Floater/Adjustable Rate	[AAA/Aaa]
A-4	13,883,333.33	12.814***	Senior/Inverse Floater/Adjustable Rate	[AAA/Aaa]
A-5*	12,787,000.00	5.75	Senior/Fixed Rate	[AAA/Aaa]
A-6*(1)	23,844,000.00	5.75	NAS/Super Senior/Fixed Rate	[AAA/Aaa]
A-7*(1)	1,190,000.00	5.75	NAS/Senior Support/Fixed Rate	[AAA/Aa1]
A-8*	5,000,000.00	5.75	Senior/Fixed Rate	[AAA/Aaa]
A-P	902,809.40	0.00	Senior/Principal Only	[AAA/Aaa]
A-V*	265,144,242.73	0.45	Senior/Interest Only/Variable	[AAA/Aaa]
R-I*	100.00	5.75	Senior/Residual/Fixed Rate	[AAA/Aaa]
R-II*	100.00	5.75	Senior/Residual/Fixed Rate	[AAA/Aaa]
M-1*	6,363,600.00	5.75	Mezzanine/Fixed Rate	AA/ -
M-2*	2,518,800.00	5.75	Mezzanine/Fixed Rate	A/ -
M-3*	1,723,500.00	5.75	Mezzanine/Fixed Rate	BBB/ -
B-1*	1,325,700.00	5.75	Subordinate/Fixed Rate	BB/ -
B-2*	795,400.00	5.75	Subordinate/Fixed Rate	B/ -
B-3*	1,193,233.33	5.75	Subordinate/Fixed Rate	NR

* These Certificates are not offered pursuant to this term sheet.

** The Formula Rate for the floating rate certificate is (1 Month LIBOR + 0.50%). The maximum possible rate is 7.50% and the minimum possible rate is 0.50%.

*** The Formula Rate for the inverse floating rate certificate is (23.00% - (1 Month LIBOR x 3.28571429)). The maximum possible rate is 23.00% and minimum possible rate is 0.00%.

(1)The Class A-6 and A-7 Certificates are NAS bonds that are locked out of principal for the first 5 years. Thereafter, they are entitled to the NAS Priority Amount as described below:

- sixth year, 30% of their pro rata share;
- seventh year, 40% of their pro rata share;
- eighth year, 60% of their pro rata share;
- ninth year, 80% of their pro rata share;
- tenth year and after, 100% of their pro rata share.

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Citigroup Global Markets Inc.
Name:	Telephone:	E-Mail:
James De Mare Managing Director	(212) 723-6217	james.p.demare@citigroup.com
Matt Cherwin Director Bill Anast Vice President	(212) 723-6217 (212) 723-6313	matthew.cherwin@citigroup.com william.anast@citigroup.com
Chetan Vohra Associate	(212) 723-6313	chetan.vohra@citigroup.com
Pete Steinmetz Director	(212) 723-6391	peter.d.steinmetz@citigroup.com
Pavithra Jayaraman Associate Jon Riber Associate Mitch Garrett Analyst	(212) 723-6386 (212) 723-9937 (212) 723-6392	pavithra.jayaramen@citigroup.com jonathan.riber@citigroup.com mitchell.garrett@citigroup.com

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Transaction Overview
The Certificates:	Approximately $265,144,243 fixed-rate certificates backed by one- to four-family residential, first lien, fixed-rate mortgage loans.
Cut-Off Date:	May 1, 2005
Depositor:	Residential Accredit Loans, Inc., an affiliate of Residential Funding Corporation.
Master Servicer:	Residential Funding Corporation.
Lead Underwriter:	Citigroup Global Markets Inc.
The Mortgage Pool:

1,529 fixed rate first lien mortgage loans with an aggregate principal balance of approximately $265,144,243 as of the cut-off date, secured by first liens on one- to four-family residential properties.

Closing Date:	On or about May 27, 2005
Distribution Date:	Beginning on June 27, 2005 and thereafter on the 25th of each month or, if the 25th is not a business day, on the next business day.
Structure:	Senior/Subordinate
Offered Certificates (pursuant to this term sheet):	Class A-3 and Class A-4 Certificates.
Interest Payments:	The interest payments on the Class A-3 Certificates and Class A-4 Certificates are based on the Formula Rate as described on page 2.
Credit Enhancement:	Credit Enhancement for the Certificates will be provided by a senior/subordinate shifting interest structure with the Subordinate Certificates providing credit enhancement for the Senior Certificates.
Subordination:	Class	Ratings (Moody’s/Fitch)	Credit Enhancement Levels*
	Senior Certificates (	[Aaa/AAA] (except for Class A-7 Certificates); Class A-7 Certificates: [Aa1/AAA]	5.25%
*Credit Enhancement Levels are preliminary and are subject to change.

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Transaction Overview
Payment Priority:

The payments to the Certificates, to the extent of available funds, will be made according to the following priority:

Available Funds:

1.   Distribution of interest to the senior certificates entitled to interest;

2.   Distribution of principal to the Class A-P Certificates;

3.   Distribution of principal to the Class R-I and Class R-II Certificates;

4.   Distribution of up to $100 in principal to the Class A-3, A-4 and A-8 Certificates, concurrently;

5.   Distribution of the NAS Priority Amount to the Class A-6 and A-7 Certificates;

6.   Distribution of up to $2,000,000 in principal to the Class A-1 Certificates;

7.   Distribution of principal to the Class A-3, A-4 and A-8 Certificates, pro rata, until the certificate principal balances are reduced to zero;

8.   Distribution of principal to the Class A-1 Certificates until the certificate principal balance is reduced to zero;

9.   Distribution of principal to the Class A-5 Certificates until the certificate principal balance is reduced to zero;

10.Distribution of principal to the Class A-6 and A-7 Certificates, pro rata, until the certificate principal balances are reduced to zero.

11.Distribution to master servicer for certain unreimbursed advances;

12.Distribution of interest and principal, sequentially, to the mezzanine certificates, beginning with Class M-1 Certificates and then to the subordinate certificates, beginning with Class B-1 Certificates.

Allocation of Losses:

Realized Losses on the mortgage loans will be allocated, first, to the Class B Certificates in order of their reverse numerical class designations until the certificate principal balance of each Class B Certificate has been reduced to zero and then, to the Class M Certificates in order of their reverse numerical class designations until the certificate principal balance of each Class M Certificate has been reduced to zero. Thereafter Realized Losses on the mortgage loans will be allocated proportionately among the senior certificates. In addition, losses otherwise allocated to the Class A-6 Certificates will be allocated to the Class A-7 Certificates as long as the Class A-7 Certificates remain outstanding.

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Transaction Overview
Shifting Interest:

The senior certificates will be entitled to receive 100% of the prepayments on the mortgage loans up to and including the Distribution Date in May 2010. After such time and provided that (i) the principal balance of the mortgage loans 60 days or more delinquent, averaged over the last 6 months, as a percentage of the current principal amount of the Class M and Class B Certificates does not exceed 50% and (ii) cumulative realized losses for the mortgage loans do not exceed 30%, 35%, 40%, 45% or 50% for each test date, the Class M and Class B Certificates will receive increasing portions of unscheduled principal prepayments from the mortgage loans. The prepayment percentages on the Subordinate Certificates are as follows:

June 2010 – May 2011             30% of their pro rata share

June 2011 – May 2012                            40% of their pro rata share

June 2012 – May 2013                             60% of their pro rata share

June 2013 – May 2014                                           80% of their pro rata share

June 2014 – and after                100% of their pro rata share

Call Provision:

At its option, the Master Servicer may purchase all of the mortgage loans (and properties acquired on behalf of the trust) when the mortgage loans remaining in the trust as of the last day of the related collection period, have been reduced to less than 10% of the principal balance of the mortgage loans as of the Cut-Off Date. The Certificates will be redeemed at par plus accrued interest, to the extent of available funds.

P&I Advances:

The Master Servicer is required to advance delinquent payments of principal and interest on the mortgage loans to the extent such amounts are deemed recoverable. The Master Servicer is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:

The Master Servicer will be obligated to pay an amount equal to the lesser of (i) the aggregate Prepayment Interest Shortfall and (ii) the lesser of (x) the product of (a) 1/12th of 0.125% and (b) the aggregate Scheduled Principal Balance of the mortgage loans for such Distribution Date and (y) the sum of the master servicing fee payable to the master servicer for its master servicing activities and reinvestment income received by the master servicer on amounts payable with respect to that distribution date with respect to the mortgage loans.

Underwriting Standards:	The Mortgage Loans were underwritten to the guidelines of Residential Funding Corporation as more fully described in the prospectus supplement.
Legal Structure:	Designated portions of the trust will be established as one or more REMICs for federal income tax purposes.
SMMEA Considerations:

The Class A, the Class M-1 Certificates and the Class R Certificates are expected to constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (SMMEA). The Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates will NOT be SMMEA eligible.

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Transaction Overview
ERISA Considerations:

The Class A and the Class M Certificates are expected to be ERISA eligible as of the Closing Date. The Class B Certificates and the Class R Certificates are NOT expected to be ERISA eligible. Prospective investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of the certificates.

Form of Registration:	The Class A and the Class M Certificates will be issued in book-entry form through DTC. The Class B Certificates and the Class R Certificate will be issued in fully registered, certificated form.

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Collateral Summary

Number of Loans	1,529	Property Type (%)
Dollars Outstanding ($)	265,144,242.73	Single-family detach	64.72
Original Amount ($)	265,550,676.00	2-4 Family	16.26
Average UPB ($)	173,410.23	PUD Detached	11.29
Average OPB ($)	173,676.05	Condo Low Rise	4.38
WA Gross Rate (%)	6.459	PUD Attached	2.20
WA Net Rate (%)	6.136	Condo High Rise	0.20
WA Original Term (months)	359	Condo Mid- Rise	0.19
WA Remaining Term (months)	357	Townhouse	0.65
WA Original LTV (%)	77.32	Condo-Hotel 9+ Stories	0.11
% LTV > 80	20.38	Occupancy Type (%)
WA Original Combined LTV (%)	80.93	Non-Owner Occupied	22.10
WA FICO	720	Primary Residence	75.43
%FICO < 650	4.07	Second/Vacation Home	2.48
WA Seasoning (months)	2	Purpose Type (%)
% Fixed	100%	Equity Refinance	28.95
% IO	9.81%	Purchase	46.73
State (%)		Rate/Term Refinance	24.32
California	11.82	Documentation Code (%)
Florida	10.07	Full	42.45
Texas	7.27	Reduced	57.55
Washington	5.75
Virginia	4.62

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